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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inso Corporation for the registration of 1,456,458 shares of its common stock and to the incorporation by reference therein of our reports dated January 30, 1998, except for Note 13, as to which the date is March 12, 1998 with respect to the consolidated financial statements and schedule of Inso Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                          ------------------------
                                          ERNST & YOUNG LLP




Boston, Massachusetts
December 15, 1998